UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 20, 2010, the Company entered into an amended and restated employment agreement with each of Roger A. Parker and Jeffrey A. Beunier.   The amendments changed the vesting schedule for the common stock previously granted to each of them as follows: 100,000 of Mr. Parker's shares will vest on January 1, 2011 and the remaining 5,400,000 shares will vest on May 1, 2010. 1,050,000 of Mr. Beunier's shares will vest on May 1, 2010 and the remaining 1,050,000 shares will vest in six equal amounts on the first day of each calendar quarter commencing on April 1, 2011 and ending on July 1, 2012.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Amended and Restated Employment Agreement with Roger A. Parker
10.2	Amended and Restated Appointment Agreement with Jeffrey A. Beunier

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: December 23, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Financial Officer